Exhibit 10.1

STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), dated as of 06/27/2020 (the “Effective Date”), is entered into by and between Worthington Financial Services, Carl Rubin agent (directly or through an associated entity, Homeopathic Partners, Inc.) with offices at 3160 NW 1st Ave Pompano Beach. FL 33064 (the “Seller”) on the one hand, and Ludwig Enterprises, Inc., a Nevada corporation (“Buyer”) on the other hand.

RECITALS

WHEREAS, on the date hereof_ Seller holds 172,162.746 shares of the common stock, par value $0.00 I per share represented by Account #9 formerly designated certificates # 12, 626, 627, 674, 743, 744 and 829 (the ’‘Common Stock”) of Ludwig Enterprise, Inc. a Nevada corporation (the “company”) and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller an irrevocable option (the “Option” ) to purchase 172,162,746 shares of Common Stock represented by Account #9 formerly designated certificates # 12, 626, 627, 674, 743, 744 and 829 (the “Shares”), on the terms and conditions set forth herein.

NOW. THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereby agree as follows:

1. GRANT OF OPTION

1.1 Grant of Option. Pursuant to the terms and subject to the conditions of this Agreement Buyer hereby grants to Seller (1,000,000) one million preferred par $0.001 shares of Issuer (the “Option Fee “) without cost, the Option is for the right for Purchaser to purchase 172,162,746 common Shares of Issuer for a total aggregate consideration of ($122,873.44) ) one hundred twenty-two thousand eight hundred seventy three dollars and 44 cents (the “Purchase Price”). For the avoidance of doubt. the Option Fee shall not be refundable.

1.2 Closing. The closing of the transaction contemplated herein (the “Closing”) shall take place on January 31, 2023 (the “Closing Date”) at 1:00 PM Eastern Time at the office of Frank Yates, Attorney at Law located at 3160 NW 1 Ave., Pompano Beach, FL. 33064 or at such other time or place as the parties may mutually agree in writing. At the Closing Seller shall deliver the Shares duly endorsed for transfer to Buyer, Buyer shall pay Seller by wire transfer in immediately available funds to the account of Seller or Seller’s designee.

1.3 Term and Exercise of Option.

(a) Term of Option. The term of the Option shall commence upon execution of this Agreement and terminate on January 31, 2023 (the “Option Term”).

(b)  Exercise of Option. The Option may be exercised before the closing date by providing written notice of exercise and payment of the Purchase Price to Seller at any time after issuance of a SEC S- 1 registration and prior to closing date.

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1.4 Non-Transferability of Option Shares. Absent the prior written consent of Buyer. Seller shall not. during the Option Term. (a) sell, convey, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of (including by gift) any of the Option Shares, (b) deposit the Option Shares into a voting trust, enter into any voting arrangement or understanding, or otherwise transfer the right to vote the Option Shares, (c) issue any option, right of first refusal or any other right with respect to the Option Shares, (d) solicit any proposal to acquire the Option Shares, (e) disclose any non-public information about the Company including proprietary and confidential information, (f) vote the Shares or (g) enter into any agreement, or option or other contingent commitment, to do any of the foregoing. During the Option Term, Seller shall in good faith take any action reasonably requested by Buyer to preserve or exercise his rights under the Option. Any award to Buyer for Seller’s breach of this Section 1.4 will be limited to monetary damages and will not include an injunction or other equitable remedy other than a direction for Seller to pay Buyer a monetary amount.

2.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

2.1  Ownership; Transfer. Seller is the current sole owner of all right, title and interest in the Shares and holds the Shares free and clear of all liabilities, liens, encumbrances, pledges, voting trusts or shareholder agreements, restrictions on transfer or other charges (“Liens”). Upon transfer of the Shares from Seller to Buyer, Buyer will acquire good and marketable title to the Shares, free and clear of any Liens.

2.2  Authorization. Seller has the right, power and legal capacity and authority to enter into and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s valid and binding obligation, enforceable in accordance with its terms.

2.3  Sufficiency of Information. Seller is a not currently nor has been for the prior 90 days a director and an officer of the Company. Seller is satisfied by reason of his own knowledge and investigation, and not in reliance on any express or implied representation of Buyer, as to the sale of the Option to Purchase the Shares at the price specified herein. Seller acknowledges that he has access to sufficient information regarding the Company to evaluate fully the merits of his decision to sell the Shares to Buyer.

2.4  Sophisticated Seller. Seller has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Seller acknowledges that the Company has made available to Seller certain information, which is or may be material, non-public, confidential or proprietary in nature (“Confidential Information”).

3.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1  Non-Dilution. In the event this transaction should not occur in a timely manner, Buyer warrants that Seller’s Common Stock shall not be diluted or watered by any action of Buyer.

3.2  Authorization. Buyer has the right, power and legal capacity and authority to enter into and perform its obligations under this Agreement and that this Agreement has been duly executed and delivered by Buyer and constitutes Buyer’s valid and binding obligation, enforceable in accordance with its terms.

3.3  Capacity. Buyer is entering into this Agreement in its capacity and not as an officer, director, agent or representative of any third party. The Company is neither a party to this Agreement nor a third-party beneficiary.

3.4  Upon receipt of Seller’s shares. Buyer agrees to immediately cancel and return all acquired shares to the company’s treasury.

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4.  CONDITION TO OBLIGATION OF BUYER

The obligation of Buyer to consummate the transaction contemplated herein has been irrevocably approval by the Buyers board of directors.

5.  GENERAL PROVISIONS

5.1  Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior or contemporaneous agreements and discussions, whether written or oral, express or implied.

5.2  Further Assurances. Each party hereto shall execute and deliver such further instruments and take such further actions as the other party hereto may reasonably request in order to carry out the intent of this Agreement.

5.3  Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended. (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.

5.4  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without reference to conflicts of laws principles.

5.5  Section Headings. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

5.6  Waivers, Amendments. No waiver or amendment of this Agreement shall be effective unless such waiver or amendment is in writing and has been executed by the parties intending to be bound.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER
LUDWIG ENTERPRISES. INC.

Anne Blackstone, CEO
Ludwig Enterprises, Inc.

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